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                                                                    Exhibit 11.1

                            PHOENIX TECHNOLOGIES LTD.

                        COMPUTATION OF EARNINGS PER SHARE
                           PRIMARY EARNINGS PER SHARE

                                     Year ended September 30,

                                 1995           1994           1993
                              ----------    -----------     ----------
Income from continuing
  operations                  $8,815,000    $19,230,000     $3,565,000

Loss from discontinued
  operations                          --    (12,436,000)      (966,000)
                              ----------    -----------     ----------


Net income                    $8,815,000    $ 6,794,000     $2,599,000
                              ----------    -----------     ----------
                              ----------    -----------     ----------
Weighted average number
  of common shares
  outstanding                 13,613,000     13,219,000     12,657,000

 Weighted average number
  of common equivalent
  shares (1)                   1,490,000        831,000      1,045,000
                              ----------    -----------     ----------

Weighted average number
  of common and common
  equivalent shares
  outstanding                 15,103,000     14,050,000     13,702,000
                              ----------    -----------     ----------
                              ----------    -----------     ----------

Primary earnings per
share: (1)
 Continuing operations            $ 0.58         $ 1.37         $ 0.26
 Discontinued operations           (0.00)         (0.89)         (0.07)
                                  ------         ------         ------
 Net Income                       $ 0.58         $ 0.48         $ 0.19
                                  ------         ------         ------
                                  ------         ------         ------


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(1)  In a loss period, loss per share is computed using only the weighted average number of common shares outstanding, as the effect of common equivalent shares would be antidilutive.